Exhibit 10.05

FIRST AMENDMENT

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is entered into between GENERAL MOLY, INC., a Delaware corporation (the “Company”) and Robert I. Pennington (“Executive”) to be effective as of September 5, 2013.

RECITALS

A.                                    Effective as of December 12, 2012, the Company and Executive entered into an Employment Agreement (the “Agreement”).

B.                                    Effective September 7, 2013 the Company is instituting a Temporary Salary Reduction Program to assist the Company with cash conservation efforts as the Company progresses financing efforts for the construction and operation of the Mt. Hope Project in Eureka County, Nevada.

C.                                    Executive and the Company desire to amend the Agreement to make clear that Executive’s Base Compensation pursuant to the Agreement shall not be reduced or otherwise affected by the Company’s Temporary Salary Reduction Program, as approved by the Board of Director, for the limited purpose of determining Severance Pay under the Agreement.

D.                                    Executive and the Company also desire to amend the Agreement to temporarily remove application of the material diminution definition of Good Reason related to Executive’s base compensation for the limited period that the Company’s Temporary Salary Reduction Program is in place.

E.                                     Executive and Company agree to revoke this First Amendment at the termination of the Temporary Salary Reduction Program.

AMENDMENT

1.                                      Section 3.1 Base Compensation is hereby amended by the addition of the following two sentences at the end of Section 3.1:

Executive’s base compensation, as reduced by the September 7, 2013 implementation of the Company’s Temporary Salary Reduction Program, shall not be used for determining “Severance Pay” under Sections 4.3(a)(i) and (b)(i), and 4.4(a)(ii).  To avoid any doubt, Executive’s Base Compensation for determination of Severance Pay under Sections 4.3(a)(i) and (b)(i), and 4.4(a)(ii) shall be equal to Executive’s base compensation on September 6, 2013.

2.                                      Section 4.2(d)(i) is hereby amended to add the following underlined phrase concerning the definition of “Good Reason”.

i.                  a material diminution on Executive’s base compensation, not including any reduction to Executive’s base compensation agreed to between Company and Executive during the term of the Company’s Temporary Salary Reduction Program, implemented on September 6, 2013.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties have executed this First Amendment Employment Agreement on the dates set forth below, to be effective as of September 6, 2013

COMPANY:

GENERAL MOLY, INC.

By:	/s/ R. Scott Roswell

Date:	10/31/13

Its:	Corporate Counsel, VP Human Resources

EXECUTIVE:

/s/ Robert I. Pennington	10/1/13
Robert I. Pennington	Date